Exhibit 10.1

AMENDMENT
TO
SECOND RESTATED RIGHTS AGREEMENT

THIS AMENDMENT TO SECOND RESTATED RIGHTS AGREEMENT (this “Amendment”), dated as of December 20, 2005, is between Nordson Corporation, an Ohio corporation (the “Company”), and National City Bank, a national banking association, as rights agent (the “Rights Agent”) under the Second Restated Rights Agreement, dated as of May 21, 2003, between the Company and the Rights Agent (the “Rights Agreement”).

The Company and Rights Agent agree that the Rights Agreement shall be amended as follows:

1. Section 7(a) of the Rights Agreement shall be amended to read as follows:

“Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its principal office or such other office as the Rights Agent may designate from time to time for that purpose, together with payment of the aggregate Purchase Price with respect to the total number of Common Shares (or Preferred Shares or other securities) as to which such surrendered Rights are being exercised, at or prior to the close of business on the earlier of (i) December 31, 2005 (the “Final Expiration Date”), or (ii) the date on which the Rights are redeemed as provided in Section 22 (such earlier date being herein referred to as the “Expiration Date”).”

2. Conforming changes shall be made to the Form of Right Certificate attached as Exhibit B to the Rights Agreement and to the Summary of Rights to Purchase Preferred Shares attached as Exhibit C to the Rights Agreement.

3 This Amendment shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and assigns.

4. Except as expressly provided in this Amendment, all provisions of the Rights Agreement shall remain in full force and effect and shall be unchanged by this Amendment.

5. Unless otherwise defined herein, all defined terms used herein shall have the meanings given to them in the Rights Agreement.

6. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts to be made and performed entirely within that State.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

Nordson Corporation

By

Name: Robert E. Veillette

	Title:	Secretary

National City Bank

As Rights Agent

By

Name:

Title: